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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Energy Insurance International, Inc. 1989 Incentive Stock Option Plan, the Energy Insurance International, Inc. 1990 Incentive Stock Option Plan and the Aon Stock Award Plan of our reports dated February 9, 1995, with respect to the consolidated financial statements of Aon Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                                  ERNST & YOUNG LLP

Chicago, Illinois
May 1, 1995